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FACE


COMMON STOCK    PAR VALUE $.01 PER SHARE

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

C

THIS CERTIFICATE IS TRANSFERABLE
IN NEW YORK, NEW YORK AND
RIDGEFIELD PARK, NEW JERSEY

CUSIP 640509 10 5

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that   is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

NEON Systems, Inc.

(hereinafter referred to as the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and Bylaws, as amended from time to time, of the Corporation (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its facsimile seal to be hereunto affixed. Dated:

PRESIDENT AND
CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED:
CHASEMELLON Shareholder Services, L.L.C.
TRANSFER AGENT AND REGISTRAR

BY


AUTHORIZED SIGNATURE


BACK


NEON Systems, Inc.

The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM